Exhibit 99.1

FOR IMMEDIATE RELEASE
July 27, 2016

Media contact: Brent Wilder, (brent.wilder@huntington.com) 614.480.5875
Investor Relations contact: Mark Muth, (mark.muth@huntington.com) 614.480.4720

FIRSTMERIT, HUNTINGTON ANNOUNCE BUYER IN PENDING DIVESTITURE
OF 13 FIRSTMERIT CANTON, ASHTABULA-AREA BRANCHES

CANTON and ASHTABULA, Ohio - Huntington Bancshares Incorporated (NASDAQ:HBAN; www.huntington.com) and FirstMerit Corporation (NASDAQ:FMER; www.firstmerit.com) today announced that, in connection with their proposed merger, FirstMerit Bank, N.A. will sell 13 branches within Stark and Ashtabula counties, with approximately $735 million in total deposits and $115 million in total loans as of May 31, 2016, to First Commonwealth Bank, the banking subsidiary of First Commonwealth Financial Corporation (NYSE: FCF). The sale is in connection with an agreement reached with the U.S. Department of Justice in order to resolve its competitive concerns about Huntington’s proposed acquisition of FirstMerit.
Huntington’s proposed acquisition of FirstMerit is subject to the final approval of the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency. In addition, the sale of the branches to First Commonwealth is subject to the receipt of regulatory approvals from the relevant federal and state banking agencies.
Employees of the 13 branches to be divested, approximately 80, will join the workforce of First Commonwealth following the receipt of required regulatory approvals. FirstMerit and First Commonwealth will be providing additional information to customers of the branches slated for divestiture about the divestiture, although branch conversions are not anticipated to be completed until the fourth quarter of 2016.
FirstMerit will divest locations at:
Stark County

•	140 Lincoln Way West, Massillon

•	2704 Lincoln Way East, Massillon

•	5594 Wales Ave. Northwest, Massillon

•	100 Central Plaza South, Canton

•	1110 30th St. Northwest, Canton

•	2917 Whipple Ave. Northwest, Canton

•	3100 Atlantic Boulevard Northeast, Canton

•	308 E. Gorgas St., Louisville

•	6252 Middlebranch Ave. Northeast, North Canton

•	4555 Belden Village St. Northwest, Canton

•	2150 Locust St. South, Canal Fulton

Ashtabula County

•	4200 Park Ave., Ashtabula

•	22 W Jefferson St., Jefferson

“We are pleased that First Commonwealth will acquire the divested branches and will offer a full range of banking services to the communities in Stark and Ashtabula counties, and we look forward to ensuring a smooth and seamless transition for the branch customers and employees,” said Stephen D. Steinour, chairman, president and

CEO of Huntington. “First Commonwealth is a respected institution with an established track record with acquisitions.”
First Commonwealth Financial Corporation, headquartered in Indiana, Pennsylvania, is a financial services company with $6.7 billion in total assets and 109 banking offices in 17 counties throughout western and central Pennsylvania and central Ohio, as well as a Corporate Banking Center in northeast Ohio and mortgage offices in Stow and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth, please visit www.fcbanking.com.

Approval of the merger of FirstMerit into Huntington is anticipated in the third quarter. As previously disclosed, the proposed combined Huntington branch network, including the retained FirstMerit branches, will total approximately 1,000. Huntington will retain a Stark County branch network of 27 and an Ashtabula County branch network of eight when the combination of the companies is completed.

Bank of America Merrill Lynch and Sandler O'Neill & Partners LP acted as financial advisers to Huntington, and Wachtell Lipton Rosen & Katz was legal counsel.
About Huntington
Huntington Bancshares Incorporated is a $74 billion asset regional bank holding company headquartered in Columbus, Ohio, with a network of more than 750 branches and more than 1,500 ATMs across six Midwestern states. Founded in 1866, The Huntington National Bank and its affiliates provide consumer, small business, commercial, treasury management, wealth management, brokerage, trust, and insurance services. Huntington also provides auto dealer, equipment finance, national settlement and capital market services that extend beyond its core states. Visit huntington.com for more information.
About FirstMerit
FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of approximately $26.2 billion as of June 30, 2016, and 359 banking offices and 400 ATM locations in Ohio, Michigan, Wisconsin, Illinois and Pennsylvania. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal affiliates include: FirstMerit Bank, N.A. and FirstMerit Mortgage Corporation.
Caution regarding Forward-Looking Statements
This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the merger parties’ plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions, uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board, volatility and disruptions in global capital and credit markets; movements in interest rates; competitive pressures on product pricing and services; success, impact, and timing of Huntington’s and FirstMerit’s respective business strategies, including market acceptance of any new products or services implementing Huntington’s “Fair Play” banking philosophy; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB, and the regulatory approval process associated with the merger; the possibility that the proposed transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Huntington and FirstMerit do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; Huntington’s ability to complete the acquisition and integration of FirstMerit successfully; and other factors that may affect future results of Huntington and FirstMerit. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of Huntington’s website, http://www.huntington.com, under the heading “Publications and Filings” and in other documents Huntington files with the SEC, and in FirstMerit’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, each of which is on file with the SEC and available in the “Investors” section of FirstMerit’s website, http://www.firstmerit.com, under the heading “Publications & Filings” and in other documents FirstMerit files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Huntington nor FirstMerit assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

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